EXHIBIT 10.48

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                        THE CHILLICOTHE TELEPHONE COMPANY




                       -----------------------------------

                                WAIVER AGREEMENT
                           Dated as of August 8, 2002



                                       re



                             NOTE PURCHASE AGREEMENT
                            Dated as of June 1, 1998

                       -----------------------------------





                       Re: $12,000,000 6.62% Senior Notes
                                Due June 1, 2018







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
                                WAIVER AGREEMENT

     THIS WAIVER AGREEMENT dated as of August 8, 2002 (the or this "Waiver") is between THE CHILLICOTHE TELEPHONE COMPANY, an Ohio corporation (the "Company"), and each of the institutions which is a signatory to this Waiver (collectively, the "Noteholders").


                                    RECITALS:

     A. The Company and each of the Noteholders have heretofore entered into the Note Purchase Agreement dated as of June 1, 1998 (the "Note Purchase Agreement"). The Company has heretofore issued the $12,000,000 6.62% Senior Notes due June 1, 2018 (the "Notes") dated June 23, 1998, pursuant to the Note Purchase Agreement. The Noteholders are the holders of 100% of the outstanding principal amount of the Notes.

     B. The Company and the Noteholders now desire to waive a certain provision of the Note Purchase Agreement as of July 1, 2002 (the "Effective Date") in the respect, but only in the respect, hereinafter set forth.

     C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

     D. All requirements of law have been fully complied with and all other acts and things necessary to make this Waiver a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

     NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of the Waiver set forth in SS.2.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1. WAIVER.

     Upon and by virtue of this Waiver becoming effective as herein contemplated, the failure of the Company to comply with the provisions of
Section 5(i) of the Note Purchase Agreement on or prior to the Effective Date, which constitutes an Event of Default under the Note Purchase Agreement, shall be deemed to have been waived by the Noteholders during the period from and including the Effective Date through and until, but not including, the Expiration Date (as defined below), which Event of Default has occurred solely as a result of cash transferred to Horizon Services, Inc., an affiliated company, which was not reimbursed by June 30, 2002. The term "Expiration Date" shall mean the earlier of (a) August 30, 2002 or (b) the date upon which the Company enters into a Second Amendment to the Note Purchase Agreement pursuant to which Section 5(i) of the Note Purchase Agreement is amended and/or restated such that the Company is no longer in violation thereof.

     The Company understands and agrees that the waiver contained in this SS.1 pertains only to the Default and Event of Default herein described and to the extent so described and not to any other Default or Event of Default which may exist under, or any other matters arising in connection with, the Note Purchase Agreement or to any rights which the Noteholders have arising by virtue of any such other actions or matters.

SECTION 2. MISCELLANEOUS.

     Section 2.1. This Waiver shall become effective and binding upon the Company and the Noteholders on the Effective Date upon the Company's and the Noteholders' acceptance in the space below.

     Section 2.2. This Waiver shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this Waiver, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

     Section 2.3. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Waiver may refer to the Note Purchase Agreement without making specific reference to this Waiver but nevertheless all such references shall include this Waiver unless the context otherwise requires.

     Section 2.4. The descriptive headings of the various Sections or parts of this Waiver are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     Section 2.5. This Waiver shall be governed by and construed in accordance with Ohio law.

     Section 2.6. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Waiver may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.


                                   THE CHILLICOTHE TELEPHONE COMPANY


                                   By  /s/ Thomas McKell
                                       -------------------------------------
                                   Its President
                                       -------------------------------------


Accepted and Agreed to:

                                   AMERICAN UNITED LIFE INSURANCE COMPANY



                                   By  /s/ Kent R. Adams
                                       -------------------------------------
                                   Its Vice President, Fixed Income Securities
                                       -------------------------------------


                                   THE STATE LIFE INSURANCE COMPANY



                                   By  /s/ Kent R. Adams
                                       -------------------------------------
                                   Its Vice President, Fixed Income Securities
                                       -------------------------------------



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